SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)

                             IL INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          (set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     5)   Total fee paid:

          ---------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration No.

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     3)   Filing Party:

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     4)   Date Filed:

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

                              IL INTERNATIONAL INC.

                    Notice of Annual Meeting of Stockholders
                             to be held May 22, 1997


                                                      Stratford, Connecticut
                                                      April 21, 1997


To the Stockholders of
IL INTERNATIONAL INC.:

     The Annual Meeting of the Stockholders of IL International Inc. (the "Company") will be held at the offices of Grant Thornton LLP, 605 Third Avenue, New York, New York on Thursday, May 22, 1997, at 11:00 A.M. (local time) for the following purposes:

     1. To elect five directors.

     2. To approve the appointment of Grant Thornton LLP as independent accountants for the Company's fiscal year ending December 31, 1997.

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     The close of business on April 18, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive offices located at 400 Long Beach Boulevard, Stratford, Connecticut during the ten day period preceding the Meeting.

     By Order of the Board of Directors,


                                                      /s/Keith G. Frey
                                                         Keith G. Frey
                                                         Secretary


     You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United states, so that your vote can be recorded.

                                 PROXY STATEMENT

     This Proxy Statement, which will be mailed commencing on or about April 23, 1997 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of proxies by the Board of Directors of IL International Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on May 22, 1997, and at any adjournments thereof, for the purposes set forth in such Notice. Each proxy will be voted as directed in the proxy and may be revoked at any time before it is voted by filing with the Secretary an instrument revoking it, by executing a later-dated proxy or by voting in person by ballot at the Meeting.

     At April 18, 1997, the record date, the Company had outstanding 79,375,497 shares of common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

     Directors of the Company are elected by plurality vote. Adoption of proposal 2 will require the affirmative vote of a majority of the Common Stock present and voting thereon at the Meeting. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter. Thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter. Thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

     The Company's executive offices are located at 400 Long Beach Boulevard, Stratford, Connecticut 06497.

                            I. ELECTION OF DIRECTORS

        Five directors will be elected at the Meeting. It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the five nominees listed in the following table, unless contrary instructions are given. Each such nominee is currently serving as a director. Additionally, Messrs. Leemans, Frey and Giroletti are currently serving as the Company's executive officers. In case any of the nominees is unable or declines to serve, such persons reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board of Directors in his stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or unwilling to serve. The directors elected by the stockholders will serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and have qualiifed. Certain information concerning the nominees and the executive officers of the Company is set forth below. Such information was furnished by them to the Company.


Certain Information Concerning
Nominees of the Company

                                                 Shares of Common
                                                   Stock Owned           Percent
            Name and Certain                    Beneficially as of          of
       Biographical Information                   April 18, 1997          Class
       ------------------------                   --------------          -----
MICHEL F. LEEMANS, age 58, President,             39,653,861 (1)          50.0%
     Chief Executive Officer and
     Director of the Company since prior
     to 1992; President and Chief
     Executive Officer of Sofinance
     S.r.l. (investment bankers) from
     prior to 1992 to 1994 and a
     Director since prior to 1992;
     President and Chief Executive
     Officer of Clac S.r.l. (advertising
     agency) since prior to 1992.

                                                 Shares of Common
                                                   Stock Owned           Percent
            Name and Certain                    Beneficially as of          of
       Biographical Information                   April 18, 1997          Class
       ------------------------                   --------------          -----
KEITH G. FREY, age 57, Vice President,            39,654,045 (2)          50.0%
     Finance and Administration, Chief
     Financial Officer and Director of
     the Company since prior to 1992;
     President, IL USA, Inc., an
     operating subsidiary of the
     Company, since 1992; Vice President
     of IL USA, Inc. during and prior to
     1992.

LUIGI GIROLETTI, age 49, Vice President           39,653,861 (1)          50.0%
     and Director of the Company since
     prior to 1992; President and
     Managing Director of Italiana Luce
     S.r.l. (designer and distributor of
     lamps and lighting products), an
     operating subsidiary of the
     Company, since prior to 1992.

THOMAS R. REARDON, age 63, Director of            - 0 -                     --
     the Company since prior to 1992;
     President of Heliochrome Press
     (commercial printers) since prior
     to 1992; Chairman of the Board and
     President of The Studley Press,
     Inc. (commercial printers) from
     prior to 1992 to 1994.

LEWIS G. SINGER, age 62, Director of the          - 0 -                     --
     Company since prior to 1992;
     Principal and President of G-Seven
     Ltd. (furniture manufacturers)
     since 1994; Principal of Thomas C.
     Baer, Inc. (now Coro Services Inc.)
     (furniture management consulting
     firm)
     from 1992 to 1994 and consultant
     thereto since 1994.

------------
(1) Represents 39,653,861 shares owned by Itamlight S.A., a Luxembourg corporation ("Itamlight") whose principal address is 3 rue Nicolas Adames, 1114 Luxembourg. Messrs. Leemans, Frey and Giroletti are the sole shareholders of Itamlight.

(2)  Includes 39,653,861 shares owned by Itamlight.


Committees and Meetings of the Board of Directors

     During the past fiscal year, the Board of Directors of the Company met four times. All the directors were present at each meeting except Mr. Giroletti who attended two meetings.

     The Board of Directors has an Audit Committee whose members are Messrs. Reardon, Singer and Leemans. Among other things, the Audit Committee reviews the scope and procedures of the activities of the Company's independent accountants and the accountants' reports on the audits of the Company's financial statements. The Committee also reviews reports from management and the Company's independent accountants on compliance with corporate policies and the adequacy of the Company's internal auditing controls. The Audit Committee met twice during the past fiscal year.

     The Company does not have a compensation committee or a nominating committee.

Compensation of Executive Officers

     The following table sets forth information concerning the compensation earned by each of the executive officers of the Company for services rendered during each of the fiscal years ended December 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE

Name and Principal
 Position                       Year             Salary             Bonus
------------------              ----             ------             -----
Michel F. Leemans (1)           1996            $135,049              -
   President and Chief          1995             141,357              -
   Executive Officer            1994             135,821              -

Keith G. Frey                   1996            $146,667              -
   Vice President, Finance      1995             146,667              -
   and Administration           1994             146,667              -

Luigi Giroletti (2)             1996            $212,932              -
   Vice President               1995             196,265           $65,799
                                1994             185,913            63,123

------------
(1) All such compensation was paid to Sofinance S.r.l., an investment banking firm of which Michel F. Leemans is a director.

(2) The salary paid to Luigi Giroletti in the years ended December 31, 1996, 1995 and 1994 included $63,867, $64,667 and $59,667, respectively, paid in U.S. dollars. Such payments were in addition to the base salary provided for in the services agreement of Mr. Giroletti with Italiana Luce (see "Other Information Concerning Directors, Officers and Stockholders" below for a description of the services agreement). All other compensation paid to Mr. Giroletti was paid in lire and has been converted at the weighted average exchange rates for the respective years, namely, Lit. 1,543 in 1996, Lit. 1,627 in 1995 and Lit. 1,608 in 1994.


     The Company has no pension, profit sharing, stock option, stock purchase or other employee benefit plans.

     The Company makes available certain additional benefits to certain of its executive officers. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer which cannot be precisely ascertained but which is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each of the executive officers named in the Summary Compensation Table, is not included in such table.

Compensation of Directors

     The Company pays its directors who are not employees of the Company an annual fee of $2,000, plus $150 and out-of-pocket expenses for attending each meeting of the Board of Directors of the Company.

Other Information Concerning Directors,
Officers and Stockholders

     Messrs. Leemans, Frey and Giroletti, the sole stockholders (the "Itamlight Stockholders") of Itamlight, entered into an Agreement, dated as of November 20, 1991 (the "Stockholders Agreement"), pursuant to which they set forth certain rights and restrictions relating to their investment in Itamlight. The Stockholders Agreement provides that certain decisions with respect to Itamlight e.g., (i) voting shares of Common Stock, (ii) buying or selling shares of Common Stock, (iii) refinancing Itamlight's indebtedness or (iv) liquidating Itamlight, will be taken by the unanimous consent of all Itamlight Stockholders. The Stockholders Agreement provides that all other matters will be decided by those Itamlight Stockholders holding a majority of the shares of the stock of Itamlight. The Stockholders Agreement also provides the Itamlight Stockholders with certain put and first refusal rights with respect to the other Itamlight Stockholders' shares of Itamlight stock. Finally, the Stockholders Agreement provides that the Itamlight Stockholders will submit to arbitration in the event of any disagreement with respect to their ownership of shares of Itamlight stock.

     Italiana Luce has entered into a services agreement with Luigi Giroletti. The current term of the services agreement expires December 31, 1997. The agreement may be extended for such additional periods and on such terms as may be mutually agreed upon. The services agreement provides for a base salary, payable in lire, which is subject to annual increases based on the ISTAT index (i.e., the Italian cost of living index). Mr. Giroletti's base salary in 1996 under the services agreement was Lit. 230,000,000 ($149,065 when converted at the 1996 weighted average exchange rate). Additionally, upon achievement by Italiana Luce of certain cash flow targets, Mr. Giroletti was entitled, in 1994 and 1995, to receive a cash bonus computed as a percentage of his base salary.

Information Concerning Certain Stockholders

     The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of the Company's Common Stock as of April 18, 1997, each director of the Company who beneficially owns Common Stock, each executive officer of the Company and all directors and officers of the Company as a group, and their respective shareholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.


                                      Shares of Common
                                         Stock Owned
    Name and Address of               Beneficially as of        Percent of
     Beneficial Owner                   April 18, 1997            Class
    ------------------                ------------------          -----
Itamlight S.A.                           39,653,861                50.0%
    3 rue Nicolas Adames
    1114 Luxembourg

Michel F. Leemans                        39,653,861 (1)            50.0%
    400 Long Beach Blvd.
    Stratford, CT 06497

Keith G. Frey                            39,654,045 (2)            50.0%
    400 Long Beach Blvd.
    Stratford, CT 06497

Luigi Giroletti                          39,653,861 (1)            50.0%
    400 Long Beach Blvd.
    Stratford, CT 06497

All Directors and Officers as            39,654,045 (2)            50.0%
    a Group (five persons)

------------
(1)  Represents 39,653,861 shares owned by Itamlight.

(2)  Includes 39,653,861 shares owned by Itamlight.


Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Such persons are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) reports filed.

     To the Company's knowledge, based solely on representations made to the Company that no such reports were required in respect of the fiscal year ended December 31, 1996, no filings under Section 16(a) were required by its officers, directors and greater than ten percent stockholders.

            II. RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has designated Grant Thornton LLP of 605 Third Avenue, New York, New York as its independent accountants for the fiscal year ending December 31, 1997. Grant Thornton LLP served as the independent accountants of the Company for the fiscal years ended December 31, 1996 and 1995.

     Although it is not required to do so, the Board of Directors is submitting its selection of the Company's independent accountants for ratification at the Meeting in order to ascertain the views of the stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

     A representative of Grant Thornton LLP will be present at the Meeting. He will be afforded an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF GRANT THORNTON LLP.

                               III. OTHER MATTERS

     The Board of Directors does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                IV. MISCELLANEOUS

     If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with the directions indicated in the proxy, unless the proxy is revoked. If no directions are indicated in such proxy, the shares represented thereby will be voted FOR the nominees proposed by the Board of Directors in the election of directors and FOR the approval of the Board of Directors' selection of the independent accountants for the Company.

     All costs relating to the solicitation of proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone, facsimile or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholders Proposals

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders of the Company must be received by the Company by December 24, 1997 in order to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

Annual Report on Form 10-KSB

     Upon written request of any stockholder of record on April 18, 1997, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 (excluding exhibits), as filed with the Securities and Exchange Commission, will be supplied without charge. Requests should be directed to the Secretary, IL International Inc., 400 Long Beach Boulevard, Stratford, Connecticut 06497.


April 21, 1997

                             IL INTERNATIONAL INC.

            Proxy -- Annual Meeting of Stockholders -- May 22, 1997


COMMON STOCK

     The undersigned, a stockholder of IL INTERNATIONAL INC., does hereby appoint Michel F. Leemans and Keith G. Frey, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 22, 1997 at 11:00 A.M., local time, or at any adjournment thereof, upon such matters as may properly come before the Meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby instructs said proxies or their substitutes to vote as specified on the reverse on each of the following matters and in accordance with their judgment on any other matters which may properly come before the Meeting.

                          (Continued on reverse side)


A |X| Please mark your
      votes as in this
      example.


               FOR all nominees        WITHHOLD
                listed at right        AUTHORITY
               (except as marked      to vote for
                   to the             all nominees
               contrary below).     listed at right.

1. ELECTION                                              NOMINEES: Michel F. Leemans   2. Ratification of appointment of Grant
   OF                                                              Keith G. Frey          Thornton LLP as independent accountants
   DIRECTORS  |_|                  |_|                             Luigi Giroletti        for fiscal 1997.  FOR   AGAINST   ABSTAIN
                                                                   Thomas R. Reardon                        [  ]    [  ]      [  ]
                                                                   Lewis G. Singer

(INSTRUCTION: To withhold authority to vote for any
individual; nominee, write the nominee's name in the                                   THE BOARD OF DIRECTORS FAVORS A VOTE
space provided below:                                                                  "FOR" EACH ITEM.

                                                                                       THE SHARES REPRESENTED BY THIS PROXY WILL
----------------------------------------------------                                   BE VOTED AS DIRECTED.  IF NO DIRECTION IS
                                                                                       INDICATED AS TO EITHER ITEM 1 OR 2, THEY
                                                                                       WILL BE VOTED IN FAVOR OF THE ITEMS(S) FOR
                                                                                       WHICH NO DIRECTION IS INDICATED.


                                                                                       PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                                                                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




SIGNATURE ______________________    DATE ___________    SIGNATURE ________________     DATE ___________
                                                                  IF HELD JOINTLY

IMPORTANT:  Before returning this Proxy, please sign your name or names on the line(s) above exactly as shown thereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.
